Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Zensitive Holding Limited on Form F-1 of our report dated January 16, 2026, with respect to the combined financial statements of Zensitive Holding Limited and Subsidiaries as of August 31, 2025 and 2024 and for each of the two years in the period ended August 31, 2025, which report included in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ ARK Pro CPA & Co

ARK Pro CPA & Co

Hong Kong, China

August 7, 2026